Exhibit 99.1

NEWS RELEASE

Media Contact: David Carter, dwcarter@magellanhealth.com, (860) 507-1909 Investor Contact: Renie Shapiro, rshapiro@magellanhealth.com, (877) 645-6464

MAGELLAN HEALTH SERVICES REPORTS

FIRST QUARTER 2013 FINANCIAL RESULTS

- Lowers guidance for the year -

AVON, Conn. — April 30, 2013 — Magellan Health Services Inc. (NASDAQ: MGLN) today reported financial results for the first quarter 2013, as summarized below. For the quarter ended March 31, 2013, the company reported net revenue of $821.8 million, segment profit of $69.2 million, and net income of $28.1 million or $1.01 per diluted common share.  Segment profit represents income from operations before stock compensation expense, depreciation and amortization, interest expense, interest income, gain on sale of assets, special charges or benefits, and income taxes.

Financial Results

	Three Months Ended March 31
(Millions, except per share results)	2013	2012	Increase/ (Decrease)
Revenue	$821.8	$773.2	6.3%
Segment Profit	69.2	55.4	24.9%
Net Income	28.1	20.8	35.1%
Earnings per Share	1.01	0.75	34.7%

As of March 31, 2013, the company had unrestricted cash and investments of $312.5 million.

“Magellan had a strong first quarter, with good performance across our businesses,” said Barry M. Smith, chief executive officer.  “This is an important year as we continue to execute on our Magellan Complete Care and Magellan Pharmacy Solutions initiatives.  In each of those areas, we continue to build out our capabilities in order to fuel aggressive growth, and we are seeing traction in the market.  Magellan Complete Care, for example, is well positioned for market entry in Florida, having just completed its review as part of the final regulatory approval process.  We expect to begin enrolling members by the third quarter with the ultimate objective of becoming a specialty plan serving Medicaid recipients with Serious Mental Illness.

“During the quarter, we were disappointed about the award of the Maricopa County, Arizona contract to another vendor for the period beginning October 1, 2013.  In response, we filed a formal protest regarding the State’s decision as well as a lawsuit against one of the sponsors of the winning vendor.  Our initial protest was denied, and we intend to file an appeal.  As we pursue those avenues, we continue to serve the people of Arizona with the highest standards of service.  It’s important to put this one contract in perspective and assess it in light of our future growth opportunities.”

Magellan Health Services—55 Nod Road, Avon CT 06001—www.MagellanHealth.com

Outlook

“Our strong results and financial position allow us to continue to invest in our Magellan Complete Care and Magellan Pharmacy Solutions strategies, which provides meaningful opportunities for future growth,” said Jonathan N. Rubin, chief financial officer.

“With regard to the full year 2013, we are revising our guidance and now expect net revenue in the range of $3.3 billion to $3.5 billion, net income of $90 million to $108 million, and segment profit of $245 million to $265 million. We are adjusting our diluted EPS guidance to be in the range of $3.27 to $3.93, which reflects the lower net income as well as the impact of share repurchase activity through April 25, 2013, but does not consider any potential future share repurchases.  The decrease in our guidance is driven primarily by the assumption that our contract in Maricopa County does not extend beyond September 30, 2013, partially offset by the impact of favorable prior year care development and cost trends.”

Earnings Results Conference Call

Management will host a conference call at 11:00 a.m. Eastern Time on Tuesday, April 30, 2013.  To participate in the conference call, interested parties should call 1-800-857-1812 and reference the pass code First Quarter Earnings Call 2013 approximately 15 minutes before the start of the call.  The conference call will also be available via a live Webcast at Magellan’s investor relations page at www.MagellanHealth.com.

About Magellan Health Services:  Headquartered in Avon, Conn., Magellan Health Services Inc. is a leading specialty health care management organization with expertise in managing behavioral health, radiology and specialty pharmaceuticals, as well as pharmacy benefits programs.  Magellan delivers innovative solutions to improve quality outcomes and optimize the cost of care for those we serve.  As of March 31, 2013, Magellan’s customers include health plans, employers and government agencies, serving approximately 33.9 million members in our behavioral health business, 17.1 million members in our radiology benefits management segment, and 7.4 million members in our medical pharmacy management product.  In addition, the pharmacy solutions segment served 41 health plans and employers, 24 states and the District of Columbia, and several pharmaceutical manufacturers.  For more information, visit www.MagellanHealth.com.

Cautionary Statement

This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, which involve a number of risks and uncertainties.  All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding estimates of 2013 revenue, net income, segment profit, earnings per share, strategy and growth. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the company’s customers to manage the health care services of their members directly; changes in rates paid to and/or by the company by customers and/or providers; higher utilization of health care services by the company’s

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risk members; delays, higher costs or inability to implement new business or other company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; health care reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the company’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission on February 28, 2013, and the company’s subsequent Quarterly Reports on Form 10-Q filed during 2013.  Readers are cautioned not to place undue reliance on these forward-looking statements. The company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release. Segment profit information referred to herein may be considered a non-GAAP financial measure.  Further information regarding this measure, including the reasons management considers this information useful to investors, are included in the company’s most recent Annual Report on Form 10-K and on subsequent Form 10-Qs.

Media Contact

David W. Carter

860-507-1909

DWCarter@MagellanHealth.com

Investor Contact

Renie Shapiro

877-645-6464

RShapiro@MagellanHealth.com

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MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED MARCH 31,

(Unaudited)

(In thousands, except per share amounts)

	2012	2013 (1)
Net revenue:
Managed care and other	$686,059	$727,640
Dispensing	87,154	94,121
Total net revenue	773,213	821,761

Cost and expenses:
Cost of care	505,293	529,931
Cost of goods sold	81,038	88,608
Direct service costs and other operating expenses (2)	136,589	139,627
Depreciation and amortization	14,781	16,170
Interest expense	600	610
Interest income	(412)	(353)
	737,889	774,593
Income before income taxes	35,324	47,168
Provision for income taxes	14,534	19,110
Net income	20,790	28,058
Other comprehensive income (loss) (3)	173	(77)
Comprehensive income	$20,963	$27,981

Weighted average number of common shares outstanding — basic	27,199	27,110
Weighted average number of common shares outstanding — diluted	27,747	27,648

Net income per common share — basic	$0.76	$1.03
Net income per common share — diluted	$0.75	$1.01

(1) For a more detailed discussion of Magellan’s results for the quarterly period ended March 31, 2013, refer to the Company’s Quarterly Report on Form 10-Q, which will be filed with the SEC on April 30, 2013, and the live broadcast or taped replay of the Company’s earnings conference call on April 30, 2013, which will be available at www.MagellanHealth.com.

(2) Includes stock compensation expense of $5,102 and $5,638 for the three months ended March 31, 2012 and 2013, respectively.

(3) Net of income tax provision (benefit) of $111 and $(52) for the three months ended March 31, 2012 and 2013, respectively.

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31,

(Unaudited)

(In thousands)

	2012	2013 (1)
Cash flows from operating activities:
Net income	$20,790	$28,058

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,781	16,170
Non-cash interest expense	177	184
Non-cash stock compensation expense	5,102	5,638
Non-cash income tax expense (benefit)	2,696	(630)
Non-cash amortization on investments	1,760	2,508
Cash flows from changes in assets and liabilities, net of effects from acquisitions of businesses:
Restricted cash (2)	852	4,764
Accounts receivable, net	(12,106)	(8,359)
Pharmaceutical inventory	(3,502)	(2,004)
Other assets	6,068	(2,039)
Accounts payable and accrued liabilities	(26,724)	(15,285)
Medical claims payable and other medical liabilities	19,201	15,752
Tax contingencies	690	601
Other	(216)	521
Net cash provided by operating activities	29,569	45,879

Cash flows from investing activities:
Capital expenditures	(14,505)	(11,382)
Purchase of investments	(61,977)	(66,596)
Maturity of investments	97,168	47,647
Net cash provided by (used in) investing activities	20,686	(30,331)

Cash flows from financing activities:
Payments to acquire treasury stock	—	(24,830)
Proceeds from exercise of stock options and warrants	2,197	9,675
Payments on capital lease obligations	—	(414)
Other	(743)	(1,022)
Net cash provided by (used in) financing activities	1,454	(16,591)

Net increase (decrease) in cash and cash equivalents	51,709	(1,043)
Cash and cash equivalents at beginning of period	119,862	189,464
Cash and cash equivalents at end of period	$171,571	$188,421

(1) The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013 will be filed with the SEC on April 30, 2013.

(2)  Includes the impact of the net shift of restricted funds between cash and investments that results in an operating cash flow change that is directly offset by an investing cash flow change.  During the three months ended March 31, 2012 restricted investments of $4,419 were shifted to restricted cash that resulted in an operating cash flow (use), with restricted cash of $5,016 shifted to restricted investments during the three months ended March 31, 2013 that resulted in an operating cash flow source.

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED OPERATING RESULTS BY BUSINESS SEGMENT

FOR THE THREE MONTHS ENDED MARCH 31,

(Unaudited)

(In thousands)

	2012	2013 (1)
Managed care and other revenue
- Commercial	$180,524	$187,837
- Public Sector	388,888	406,620
- Radiology Benefits Management	76,857	90,278
- Pharmacy Solutions (2)	60,898	58,150
- Elimination (2)	(21,108)	(15,245)
Total net revenue	686,059	727,640

Dispensing revenue - Pharmacy Solutions	87,154	94,121

Cost of care
- Commercial	112,172	113,271
- Public Sector (2)	344,312	355,379
- Radiology Benefits Management	50,410	58,067
- Pharmacy Solutions	19,507	18,459
- Elimination (2)	(21,108)	(15,245)
Total cost of care	505,293	529,931

Cost of goods sold - Pharmacy Solutions	81,038	88,608

Direct service costs and other operating expenses
- Commercial	42,362	41,392
- Public Sector	20,597	25,643
- Radiology Benefits Management	13,486	13,371
- Pharmacy Solutions	29,019	29,561
- Corporate	31,125	29,660
Total direct service costs and other operating expenses	136,589	139,627

Stock compensation expense (3)
- Commercial	(267)	(133)
- Public Sector	(287)	(307)
- Radiology Benefits Management	(400)	(434)
- Pharmacy Solutions	(230)	(320)
- Corporate	(3,918)	(4,444)
Total stock compensation expense	(5,102)	(5,638)

Segment profit (loss)
- Commercial	26,257	33,307
- Public Sector	24,266	25,905
- Radiology Benefits Management	13,361	19,274
- Pharmacy Solutions	18,718	15,963
- Corporate and Elimination	(27,207)	(25,216)
Total segment profit	$55,395	$69,233

Reconciliation of segment profit to income before income taxes:
Segment profit	$55,395	$69,233
Stock compensation expense	(5,102)	(5,638)
Depreciation and amortization	(14,781)	(16,170)
Interest expense	(600)	(610)
Interest income	412	353
Income before income taxes	$35,324	$47,168

(1) The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013 will be filed with the SEC on April 30, 2013.

(2) Public Sector has subcontracted with Pharmacy Solutions to provide pharmacy benefits management services on a limited risk basis for one of Public Sector’s customers.  As such, revenue and cost of care related to this intersegment arrangement are eliminated.

(3) Stock compensation expense is included in direct service costs and other operating expenses; however, this amount is excluded from the computation of segment profit since it is managed on a consolidated basis.